Exhibit 4.1

NUMBER

G

GEOTAG3INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 37364U 10 5

This Certifies that

BY

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

GEOTAG INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

COMMON STOCK

TAG I O N

GE O C.

P R R A O T C E

SEAL

S E T R AT A

E W OF LA

DE

AUTHORIZED OFFICER

PRESIDENT

COUNTERSIGNED CONTINENTAL AND REGISTERED: STOCK TRANSFER TRUST& COMPANY

(JERSEY CITY, NJ) TRANSFER AGENT AND REGISTRAR

ABnote North America

711 ARMSTRONG LANE PROOF OF: DECEMBER 29 , 2010

COLUMBIA, TENNESSEE 38401 GEOTAG INC (931) 388-3003 WO 2919 SALES: DENISE LITTLE 931-490-1706 OPERATOR: JB

NEW

COLORS SELECTED FOR PRINTING: Logo prints PROCESS RED and black. (CONVERTIBLE TO SPOT COLOR) Intaglio prints in SC-21 OCHRE.

However, COLOR: This it is not proof an was exact printed color rendition, from a digital and file the or final artwork printed on product a graphics may quality, appear color slightly laser different printer. from It is the a good proof representation due to the difference of the color between as it the will dyes appear and on printing the final ink. product. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK3AS IS OK WITH CHANGES MAKE CHANGES AND SEND

ANOTHER PROOF

SECURITY-CO.LUMBIAN UNITED STATES BANKNOTE COMPANY 1960

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Bye-Laws and all amendments thereto and resolutions of the Board of Directors and Shareholders (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian

TEN ENT – as tenants by the entireties (Cust) (Minor)

JT TEN – as joint tenants with right of survivorship under Uniform Gifts to Minors and not as tenants in common Act

(State)

Additional Abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).